UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 28, 2011

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LEGEND INTERNATIONAL HOLDINGS, INC
(Exact name of registrant as specified in its charter)

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Delaware	000-32551	23-3067904
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Level 8, 580 St Kilda Road, Melbourne, Victoria Australia 3004
(Address of Principal Executive Office) (Zip Code)

61-3-8532-2866
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company held its annual general meeting on July 28, 2011.

At the meeting, a number of resolutions were passed, and the final votes received were as follows:

Resolution	Result	Votes For	Votes Against	Abstain	Broker Non-Votes
Election of JI Gutnick	Passed	128,155,933	437,460	nil	26,288,811
Election of DS Tyrwhitt	Passed	104,885,453	23,707,940	nil	26,288,811
Election of A Trench	Passed	128,191,933	401,460	nil	26,288,811
Election of M Gupta	Passed	128,191,864	401,529	nil	26,288,811
Election of H Herzog	Passed	128,184,564	408,829	nil	26,288,811
Election of US Awasthi	Passed	128,191,864	401,529	nil	26,288,811
Conduct a non-binding advisory vote on the compensation of the named executive officers	Passed	96,776,561	829,232	30,987,600	26,288,811
Ratification of appointment of PKF, LLP, Certified Public Accountants, as Independent Auditors	Passed	154,639,374	168,030	74,800	Not applicable
Approve increase in authorized shares of common stock from 300 million to 400 million	Passed	122,281,597	32,435,007	165,600	Not applicable
To transact such other business as may properly come before the meeting or any adjournment	No such business came before the meeting	100,346,220	23,542,115	30,993,869	Not applicable

In relation to the conduct of a non-binding advisory vote on the frequency of stockholders votes on executive compensation, the resolution was passed. The votes received were as follows;

3 years	144,600
2 years	479,680
1 year	59,723,587
Abstain	68,245,526
Broker Non-Votes	26,288,811

In light of this shareholder vote, the Board of Directors has determined that it will include an advisory shareholder vote on executive compensation in the Company’s proxy materials every year until the next required advisory vote on the frequency of shareholder votes on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LEGEND INTERNATIONAL HOLDINGS, INC.

By:
Peter Lee Secretary

Date:  August 2, 2011